AVX CORPORATION

POWER OF ATTORNEY

Each of the undersigned directors and officers of AVX Corporation, a Delaware corporation (the "Corporation"), hereby severally constitutes and appoints John S. Gilbertson, Marshall Jackson and Kurt P. Cummings, and each of them, to be his Attorney-in-Fact with full power of substitution to act in his name on his behalf to sign and to file with the Securities and Exchange Commission (1) under the Securities Exchange Act of 1934, the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (the “Annual Report”) and (2) under the Securities Act of 1933, Registration Statements on Form S-8 or other appropriate Forms which incorporate by reference the Annual Report (each a "Registration Statement"), and any and all amendments to any such Registration Statement, for shares of the Corporation's Common Stock, $.01 par value, and other interests therein issuable under each of the following employee benefit plans as the same may be amended from time to time, (i) AVX Corporation 1995 Stock Option Plan, (ii) AVX Corporation Non-Employee Directors' Stock Option Plan, (iii) AVX Corporation Retirement Plan, (iv) AVX Corporation Non-qualified Supplemental Retirement Plan, (v) AFGWU Local 1028 401(K) Retirement Plan for Employees of AVX Corporation in Raleigh, North Carolina,  (vi) AVX Corporation 401(K) Plan (vii) ELCO Corporation, U.S.A. Salaried Employees Retirement Plan, (viii) AVX Pension Plan for Bargaining Unit and Hourly Employees, (ix) AVX Corporation 2004 Stock Option Plan, (x) AVX Corporation 2004 Non-Employee Director’s Stock Option Plan, and in each case, to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of any such Registration Statement or the Annual Report, including any amendments or supplements thereto, and generally to act for and in the name of the undersigned with respect to any such filing as fully as could the undersigned if then personally present and acting.

IN WITNESS WHERE OF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

SIGNATURE	TITLE	DATE

/s/ Kazuo Inamori	Director	April 6, 2009
KAZUO INAMORI

/s/ John S. Gilbertson	Director	April 16, 2009
JOHN S. GILBERTSON

/s/ Donald B. Christiansen	Director	April 9, 2009
DONALD B. CHRISTIANSEN

/s/ Kensuke Itoh	Director	April 6, 2009
KENSUKE ITOH

/s/ Makoto Kawamura	Director	April 9, 2009
MAKOTO KAWAMURA

/s/ Rodney Lanthorne	Director	April 9, 2009
RODNEY LANTHORNE

/s/ Joseph Stach	Director	April 9, 2009
JOSEPH STACH

/s/ David DeCenzo	Director	April 9, 2009
DAVID DECENZO

/s/ Yuzo Yamamura	Director	April 8, 2009
YUZO YAMAMURA

/s/ Tetsuo Kuba	Director	May 18, 2009
TETSUO KUBA